UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2016

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 21, 2016, MDU Resources Group, Inc. issued a press release announcing its indirect wholly owned subsidiary, WBI Energy Midstream, LLC, has entered into a purchase and sale agreement to sell its 50 percent non-operating ownership interest in the Pronghorn natural gas processing plant near Belfield, North Dakota.  The transaction is expected to close in the first quarter of 2017, pending Federal Trade Commission approval and satisfaction or waiver of customary closing conditions.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.
99
Press Release issued November 21, 2016, announcing WBI Energy Midstream, LLC, entered into a purchase and sale agreement to sell its 50 percent non-operating ownership interest in the Pronghorn natural gas processing plant near Belfield, North Dakota

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2016

MDU RESOURCES GROUP, INC.

By:	/s/ Doran N. Schwartz
Doran N. Schwartz
Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99
Press Release issued November 21, 2016 announcing WBI Energy Midstream, LLC entered into a purchase and sale agreement to sell its 50 percent non-operating ownership interest in the Pronghorn natural gas processing plant near Belfield, North Dakota